Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            NAPCO INTERNATIONAL INC.

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Richard A. Marcus, Vice President and Secretary of Napco International Inc., hereby certifies that, on the 27th day of April, 1984, the following resolutions were duly adopted by the shareholders of the corporation in keeping with the provisions of Section 302A.441 of Minnesota Statutes:

                  RESOLVED, by the shareholders of Napco International Inc. that this corporation amend its articles in their entirety to restate and supersede the original articles and all amendments to them, and that the following be, and the same hereby constitute, said Restated Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation is NAPCO INTERNATIONAL INC.

                                   ARTICLE II

         The address of the registered office of this corporation is 1600 South Second Street, Hopkins, Hennepin County, Minnesota 55343.

                                   ARTICLE III

         The aggregate number of shares that this corporation has authority to issue is 30,000,000. All common shares of this corporation shall have a par value of $1 per share.

                                   ARTICLE IV

         The board shall have authority to establish more than one class or series of shares of this corporation, and the different classes and series shall have such relative rights and preferences, with such designations, as the board may by resolution provide.

                                    ARTICLE V

         Except as may be otherwise provided by the board in a resolution establishing a class or series of the shares of this corporation, shareholders shall have no preemptive rights.

                                   ARTICLE VI

         The number of directors, the terms for which they shall serve, the method of election and removal, and any qualifications for directors shall be prescribed by, or in the manner provided by, the bylaws; provided, however, there shall be no cumulative voting by shareholders for the election of directors. This Article VI may be amended in the manner provided by law only by the affirmative vote of the holders of not less than 80 percent of the voting power of the shares entitled to vote.

                                   ARTICLE VII

         Any action required or permitted to be taken at a board meeting, if such action need not be approved by the shareholders, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present.

                                  ARTICLE VIII

         The board shall have authority to adopt, amend, or repeal bylaws for the management of the business and the regulation of the affairs of this corporation, subject to the power of the shareholders, exercisable in the manner provided by law, by the affirmative vote of the holders of not less than 80 percent of the voting power of the shares entitled to vote, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board.

                                   ARTICLE IX

         Section 1. Except as otherwise provided in this Article IX, the shareholders of this corporation shall have power only by the affirmative vote of the holders of not less than 80 percent of the voting power of the shares entitled to vote to approve any proposal (a) for the merger of this corporation with any other corporation; (b) for the sale, lease, transfer, or other disposition of all or any substantial part of the assets of this corporation; or
(c) for the issuance or transfer of any voting securities of this corporation in exchange or payment for any securities or other property, including cash, of any other corporation, person, or entity.

         Section 2. The percentage of the voting power, if any, required to approve any transaction referred to in Section 1 of this Article IX shall be determined by the applicable provisions of Minnesota law, rather than by the provisions of said Section 1, if such transaction will have been approved by a majority of the Continuing Directors, as hereinafter defined, of this corporation.

         Section 3. For the purposes of this Article IX, the term "Continuing Director" with respect to a transaction shall mean (a) a director who was initially elected to the board prior to the acquisition by the other party to the transaction of 15 percent or more of the voting power of the shares of this corporation; or (b) a director elected to succeed a Continuing Director upon recommendation by a majority of the Continuing Directors then serving.

                                    ARTICLE X

         Section 1. In addition to the vote of shareholders otherwise required by law or by the terms of any other article of these Articles of incorporation, whether now or hereafter authorized, the affirmative vote of the holders of not less than 90 percent of the voting power of the shares entitled to vote, other than shares owned by a Control Person (as hereinafter defined), considered for purposes of this Article Y as one class, shall be required for the approval or authorization of any Business Combination (as hereinafter defined) between this corporation and any Control Person; provided, however, that such 90 percent voting requirement shall not be applicable if such Business Combination has been unanimously approved by the directors, or if all of the following conditions are satisfied:

         A. The cash, or fair market value of the property, securities, or other consideration, to be received per share in the Business Combination by holders of the common shares of the corporation is not less than the higher of (i) the highest price per share (including brokerage commissions, soliciting dealers' fees, and dealer-management compensation) paid by such Control Person in acquiring any of its holdings of the corporation's common shares, or (ii) the highest per share market price of the corporation's common shares during the three-month `period immediately preceding the date of the proxy statement described in (C) below;

         B. After becoming a Control Person and prior to the consummation of such Business Combination (i) such Control Person shall have taken steps to ensure that the corporation's board included at all times representation by Continuing Directors (as hereinafter defined) proportionate to the shareholdings oz the corporation's public common shareholders not affiliated with such Control Person (with a Continuing Director to occupy any resulting fractional board position); (ii) there shall have been no change in the amount per share payable or paid as dividends on the corporation's common shares except as may have been approved by a unanimous vote of the directors; (iii) such Control Person shall not have acquired any newly issued shares, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to becoming a Control Person or upon compliance with the provisions of this Article X or as a result of a pro rata share dividend or split); and (iv) such Control Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loan, advances, guarantees, pledges, or other financial assistance or tax credits provided by the corporation, or made any major changes in the corporation's business or equity capital structure; and

         C. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the corporation is then subject to such requirements, shall be mailed to the public shareholders of the corporation for the purpose of soliciting shareholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public shareholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the corporation upon receipt of such opinion).

         Section 2. For purposes of this Article X:

         A. The term "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Control Person; (ii) any sale, lease, exchange, transfer, or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Control Person; (iii) any merger or consolidation of a Control Person with or into the corporation or a subsidiary of the corporation; (iv) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of a Control Person to the corporation or a subsidiary of the corporation; (v) the issuance of any securities of the corporation or a subsidiary of the corporation to a Control Person; (vi) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Control Person; (vii) any reclassification of common shares of the corporation, or any recapitalization involving common shares of the corporation, consummated within five years after a Control Person becomes a Control Person; and (viii) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination.

         B. The term "Control Person" shall mean and include any individual, corporation, partnership, or other person or entity which, together with their Affiliates and Associates (as defined below), beneficially owns (as this term is defined on the date on which this Article*X becomes effective in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 30 percent of the outstanding shares of the corporation, and any Affiliate or Associate (as those terms are defined on the date on which this Article X becomes effective in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such individual, corporation, partnership, or other person or entity.

         C. The term "Continuing; Director" with respect to a transaction shall mean (i) a director who was initially elected to the board prior to the time that the Control Person acquired 15 percent or more of the voting power of the shares of this corporation, or .(ii) a director elected to succeed a Continuing Director upon recommendation by a majority of the Continuing Directors then serving.

         D. The term "other consideration to be received" shall include, without limitation, common shares of this corporation retained by its existing public shareholders in the event of a Business Combination with such Control Person in which this corporation is the surviving corporation.

                  RESOLVED, FURTHER, that the Vice President and Secretary of this corporation be, and he hereby is, authorized and directed to execute and acknowledge a certificate embracing the foregoing resolution and to cause such certificate to be filed for record with the Minnesota Secretary of State as required by law.

         IN WITNESS WHEREOF, this Certificate has been executed this 27th day of April, 1984.


                                            /s/ Richard A. Marcus
                                            -----------------------------
                                            Richard A. Marcus


STATE OF MINNESOTA    )
                      ) ss.
COUNTY OF HENNEPIN    )

         On this 27th day of April, 1984, before me, a notary public in and for Hennepin County, Minnesota, personally appeared Richard A. Marcus to me personally known to be the Vice President and Secretary of Napco International Inc. Being first duly sworn by me, he acknowledged that he executed the instrument in his said official capacity as his own free act and deed, and as the free act and deed of the corporation.


                                            /s/ Nancy L. Hussong
                                            -----------------------------
                                            Notary Public

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            NAPCO INTERNATIONAL INC.

         The undersigned, Gregory C. Anderson, Secretary of Napco International Inc., a Minnesota corporation, does hereby certify that the Amendment to the Articles of Incorporation of Napco International Inc. contained in the following resolution was adopted on June 10, 1987 at a meeting of the shareholders of Napco International Inc.:

                  RESOLVED, that Article I of the Articles of Incorporation of Napco International Inc. is hereby amended to read, in its entirety, as follows:

                                    ARTICLE I

The name of this corporation is Venturian Corp.

                  RESOLVED, FURTHER, that the secretary of the corporation be, and he hereby is, authorized and directed to execute and cause to be filed and recorded such documents and to take such further actions as may be necessary to carry out the foregoing resolution.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this tenth day of June, 1987.

                                            /s/ Gregory C. Anderson
                                            -----------------------------
                                            Gregory C. Anderson

Subscribed and sworn to before
me this tenth day of June, 1987.


/s/ Maizie C. Engen
-----------------------------
Notary Public

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 VENTURIAN CORP.

         The undersigned, Gregory C. Anderson, Secretary of Venturian Corp., a Minnesota corporation, does hereby certify that the amendment to the Articles of Incorporation of Venturian Corp. contained in the following resolution was adopted on June 10, 1987 at a meeting of the shareholders of Venturian Corp.:

                  RESOLVED, that the Articles of Incorporation of Venturian Corp. is hereby amended by adding thereto the following Article XI:

                           A director of the corporation shall
                           not be personally liable to the
                           corporation or its shareholders for
                           monetary damages for breach of
                           fiduciary duty as a director. The
                           foregoing shall not be deemed to
                           eliminate or limit the liability of
                           a director (i) for any breach of the
                           director's duty of loyalty to the
                           corporation or its shareholders,
                           (ii) for acts or omissions not in
                           good faith or that involve
                           intentional misconduct or a knowing
                           violation of law, (iii) under
                           Section 302A.559 or 80A.23 of
                           Minnesota Statutes, (iv) for any -
                           transaction from which the director
                           derived any improper personal
                           benefit, or (v) for any act or
                           omission occurring prior to the
                           effective date of this Article XI.
                           Any repeal or modification of this
                           paragraph by the shareholders of the
                           corporation shall not adversely
                           affect any right or protection of a
                           director of the corporation existing
                           at the time of such repeal or
                           modification.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 4th day of August, 1987.

                                            /s/ Gregory C. Anderson
                                            -----------------------------
                                            Gregory C. Anderson

Subscribed and sworn to before
me this 4th day of August, 1987.


/s/ Karen S. Karch
-----------------------------
Notary Public